SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
November 1, 2007
Date of Report (Date of earliest event reported)

Factory Card & Party Outlet Corp.
(Exact name of registrant as specified in its charter)

Delaware	333-21859	36-3652087
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)
2727 Diehl Road, Naperville, Illinois 60563
(Address of principal executive offices) (Zip Code)
(630) 579-2000
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On November 6, 2007, in connection with the Offer described in Item 5.01 below, Factory Card & Party Outlet Corp., a Delaware corporation (the “Company”), entered into a Third Amendment to that certain Loan and Security Agreement dated as of April 9, 2002, as amended (the “Loan Agreement”), among Factory Card Outlet of America, Ltd., as borrower, the lenders thereto as Well Fargo Retail Finance, LLC, as arranger, collateral agent and administrative agent. The amendment provides that all amounts outstanding under the Loan Agreement, together with a fee of $87,332.04, will be paid off on or before January 2, 2008 and not upon consummation of the Offer (as defined below).
     The foregoing summary of the amendment is not complete, and is qualified in its entirety by, and should be read in conjunction with the third amendment to our Loan Agreement dated as of November 6, 2007 which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 5.01 Change in Control of Registrant
     On November 6, 2007, the Company and AAH Holdings Corporation (“AAH Holdings”), the parent of Amscan Holdings, Inc. (“Parent”) and Amscan Acquisition, Inc. (“Purchaser”), issued a press release announcing that Parent and Purchaser had successfully completed its tender offer (the “Offer”) for all outstanding shares of common stock, par value $.01 per share (each, a “Share”), of the Company pursuant to the terms of the Agreement and Plan of Merger, dated as of September 17, 2007, between Parent, Purchaser and the Company (the “Merger Agreement”). The Offer expired at midnight, Eastern time, on November 5, 2007. According to the depositary for the Offer, Wells Fargo Bank, N.A., as of the expiration of the Offer, a total of 2,989,073 shares (representing approximately 86% of the outstanding Shares), including 76,581 shares subject to guarantees of delivery, were tendered and not withdrawn prior to the expiration of the Offer. The Purchaser accepted for payment and purchased all Shares validly tendered and not properly withdrawn pursuant to the Offer. AAH Holdings also announced that, in accordance with the terms of the Merger Agreement, Purchaser has commenced a subsequent offering period for all of the remaining untendered shares which will expire at 11:59 p.m., Eastern time, on November 15, 2007, unless extended.
     The information in Item 5.02 below is incorporated herein by reference. The other information required by Item 5.01(a) of Form 8-K is contained in (i) the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 (the “Statement”) originally filed with the Securities and Exchange Commission (the “SEC”) on October 1, 2007, as subsequently amended, and (ii) the Tender Offer Statement on Schedule TO, originally filed by the Purchaser and Parent with the SEC on October 1, 2007, as subsequently amended, and such information is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     In connection with the Offer described in Item 5.01 above, Richard E. George, Peter Holmes, Martin G. Mand and Robert S. Sandler resigned from the Board of Directors of the Company (the “Board”), effective as of November 6, 2007. Pursuant to the terms of the Merger

Agreement, the resignations followed the Purchaser’s acceptance for payment and purchase of all Shares validly tendered and not properly withdrawn pursuant to the Offer.
     In accordance with the Merger Agreement, following completion of the Offer, four members of the Company’s Board of Directors resigned, and the following designees of Parent were appointed to the Company’s Board of Directors: Gerald C. Rittenberg, James M. Harrison and Robert J. Small. In accordance with the Merger Agreement, four of the Company’s existing directors, Gary Rada, Ben Evans, Mone Anathan and Patrick O’Brien, will remain on the Board pending completion of the Merger. In addition, subject to the terms of the Merger Agreement, pending completion of the Merger, Parent is entitled, at its request, to have its designees appointed to the appropriate committees of the Board.
     As previously disclosed, bonuses under the Company’s 2007 Management Incentive Program are payable to eligible associates based on the level of achievement of pre-established Company performance goals (earnings before taxes for officers). The Program provides that, in the event of a Change in Control (the Offer constitutes a Change in Control), the bonuses thereunder shall be based on actual results through the last completed fiscal month of fiscal 2007 preceding the Change in Control plus budgeted results through the end of fiscal 2007. On November 1, 2007, the Board of Directors of the Company, upon the recommendation of the Compensation Committee of the Board of Directors, approved the payment of cash bonus awards under the Company’s 2007 Management Incentive Program to certain officers and employees, including the below named executive officers. The bonuses for the named executive officers are listed below: Gary W. Rada, $170,893; Timothy F. Gower, $58,833; Timothy J. Benson, $40,323; and Michael Perri, $55,940. The payment of these cash bonus awards was contingent upon the consummation of the Offer, which occurred on November 6, 2007 as described in Item 5.01 above.
Item 9.01 Financial Statements and Exhibits
     (d)      Exhibits.

Exhibit No.	Description

20.1	Solicitation/Recommendation Statement on Schedule 14D-9 of Factory Card & Party Outlet Corp. (incorporated by reference in its entirety as filed with the Securities and Exchange Commission on October 1, 2007, as amended).

20.2	Section 14(f) Information Statement of Factory Card & Party Outlet Corp., dated October 1, 2007 (incorporated by reference to Schedule II of the Solicitation/Recommendation Statement on Schedule 14D-9 of Factory Card & Party Outlet Corp. filed with the Securities and Exchange Commission on October 1, 2007).

99.1	Third Amendment, dated as of November 6, 2007, to that certain Loan and Security Agreement dated as of April 9, 2002, as amended, among Factory Card Outlet of America, Ltd., as borrower, the lenders thereto as Well Fargo Retail Finance, LLC, as arranger, collateral agent and administrative agent.

Exhibit No.	Description

99.2	Tender Offer Statement on Schedule TO of Amscan Holdings, Inc. and Amscan Acquisition, Inc. (incorporated by reference in its entirety as filed with the Securities and Exchange Commission on October 1, 2007, as amended).

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACTORY CARD & PARTY OUTLET CORP.
/s/ Gary W. Rada
Gary W. Rada
President and Chief Executive Officer

Dated: November 6, 2007